Exhibit 99.1

Banks.com, Inc. Reports Second Quarter 2009 Financial Results

SAN FRANCISCO – August 13, 2009 – Banks.com, Inc. (NYSE Amex: BNX), operator of leading financial services focused online media properties, today announced its results for the second quarter of 2009.

Financial Highlights

For the second quarter of 2009, Banks.com, Inc. (the “Company”, “Banks.com”) reported revenue of $3.0 million compared to revenue of $3.2 million reported for the second quarter of 2008. GAAP1 net loss was $16 thousand or $0.00 per diluted share versus a GAAP net loss of $677 thousand or $0.03 per diluted share for the second quarter of 2008. Adjusted EBITDA2 was $924 thousand for the second quarter of 2009, compared to Adjusted EBITDA of negative $10 thousand for the second quarter of 2008.

“I am pleased with our second quarter performance as we exceeded our forecasted revenue results and increased our year over year earnings results in an economic environment that continues to be difficult” said Dan O’Donnell, Chief Executive Officer of Banks.com. “Our improved operating results combined with the substantial progress we have made in paying down the principal on our debt have returned us to full compliance with all of our debt covenants, strengthening our financial profile. We continue to increase our content and services in the financial services industry around the Banks.com domain. As a result, we believe we are well positioned to improve our operating and financial performance as economic conditions in the United States improve.”

[1]	Generally accepted accounting principles in the United States of America.
[2]

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

Select Business Highlights

•

Returned to full compliance with the financial covenants of the Company’s 13.50% Senior Subordinated Notes due June 30, 2010 (the “Notes”). The Company expects to remain in covenant compliance through the remainder of the term of the Notes.

•	As of June 30, 2009, paid off approximately 55% of the original $7 million principal balance of the Notes.

Third Quarter 2009 Business Outlook

•	For the third quarter of 2009, the Company expects revenue to be in the range of $2.3 million to $2.6 million

•	For the third quarter of 2009, the Company expects Adjusted EBITDA to be in the range of $400 thousand to $600 thousand

Conference Call

Banks.com will host a conference call today at 2:00 PM PT / 5:00 PM ET to discuss its second quarter 2009 results. To listen to the call and have the opportunity to ask questions, please dial 866-804-6929 (domestic) or 857-350-1675 (International) five to ten minutes before the call and reference the Passcode 95452897. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing Passcode 11120112. Questions for the conference call will also be taken via email at: stockwatch@banks.com and can be sent any time prior to the conference call’s starting time. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: www.Banks.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: our ability to maintain compliance with the financial covenants in our notes, management’s expectations regarding our strategy, management’s expectations regarding our financial results for the third quarter of 2009, the effect of recent events, our ability to repay our indebtedness, and the outlook for our business. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, slowdown in the financial services vertical; market acceptance of the enhanced version of the Banks.com website; introduction of additional competitors in the Internet search services space; diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; the stability of our infrastructure; and continued weak economic conditions. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, our quarterly reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com, Inc. operates an Internet media property that provides targeted online advertising and services in the financial services sector. Through the Banks.com network, the Company provides access to financial content, including financial news, blogs, business articles, interest-rate tables, stock quotes, stock tracking and financial calculators. It also provides users access to online financial services, including tax preparation and stock brokerage. In addition to Banks.com, it operates other search related websites including Look.com. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about Banks.com, Inc. can be found at: www.Banks.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2009	2008

Revenues	$3,029	$3,184

Cost of revenues	1,123	1,391

Gross profit	1,906	1,793

Operating expenses:
Sales and marketing expense	183	312
General and administrative expense	1,318	2,109

Total operating expenses	1,501	2,421

Earnings (loss) from operations	405	(628)

Interest expense	397	297

Earnings (loss) before income taxes (benefit)	8	(925)

Income taxes (benefit)	24	(248)

Net earnings (loss)	$(16)	$(677)

Basic earnings (loss) per share	$—	$(0.03)

Diluted earnings (loss) per share	$—	$(0.03)

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Six Months Ended June 30,
	2009	2008

Revenues	$5,885	$8,179

Cost of revenues	1,904	3,939

Gross profit	3,981	4,240

Operating expenses:
Sales and marketing expense	372	651
General and administrative expense	2,757	4,478

Total operating expenses	3,129	5,129

Earnings (loss) from operations	852	(889)

Interest expense	707	596

Earnings (loss) before income taxes (benefit)	145	(1,485)

Income taxes (benefit)	80	(441)

Net earnings (loss)	$65	$(1,044)

Basic earnings (loss) per share	$—	$(0.04)

Diluted earnings (loss) per share	$—	$(0.04)

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2009	2008
Assets

Current assets:
Cash	$216	$479
Accounts receivable	1,703	747
Prepaid expenses and other	279	253
Refundable income taxes	—	1,331
Deferred income taxes	315	78

Total current assets	2,513	2,888

Property and equipment, net	884	1,065
Debt issuance costs, net	352	493
Patents and trademarks, net	29	31
Domains, net	11,419	11,937
Other intangible assets, net	874	998
Other assets	—	125
Deferred income taxes	479	789

Total Assets	$16,550	$18,326

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	854	544
Accrued liabilities	442	532
Accrued contributions	764	764
Deferred revenue	4	4
Notes payable, net of discount	3,067	5,517

Total current liabilities	5,131	7,361

Total liabilities	5,131	7,361

Stockholders’ equity:
Preferred stock	3	—
Common stock	26	25
Additional paid-in capital	10,716	10,316
Retained earnings	674	624

Total stockholders’ equity	11,419	10,965

Total Liabilities and Stockholders’ Equity	$16,550	$18,326

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2009	2008

Net earnings (loss)	$(16)	$(677)

Income taxes (benefit)	24	(248)

Earnings (loss) before income taxes	8	(925)

Interest expense	397	297

Earnings (loss) from operations	405	(628)

Depreciation	120	119

Amortization	323	337

Stock compensation expense	76	162

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$924	$(10)

	Six Months Ended June 30,
	2009	2008

Net earnings (loss)	$65	$(1,044)

Income taxes (benefit)	80	(441)

Earnings (loss) before income taxes	145	(1,485)

Interest expense	707	596

Earnings (loss) from operations	852	(889)

Depreciation	239	230

Amortization	644	667

Stock compensation expense	150	260

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$1,885	$268